Annaly Capital Management, Inc. Announces 1st Quarter 2023 Common Stock Dividend of $0.65 per Share
NEW YORK -- (March 14, 2023) -- The Board of Directors of Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) declared the first quarter 2023 common stock cash dividend of $0.65 per common share. This dividend is payable April 28, 2023, to common shareholders of record on March 31, 2023. The ex-dividend date is March 30, 2023.
“As noted on our Fourth Quarter 2022 Earnings Call, Annaly has reduced the common dividend to a level in line with the Company’s historical yield on book value,” said David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “We believe a quarterly dividend of $0.65, which represents an approximately 12.5% yield on current book value(1), allows us to appropriately manage the portfolio within conservative risk parameters while also delivering a more sustainable yield that is competitive with our peers as well as broader fixed income benchmarks. The Company continues to see attractive reinvestment opportunities across its three businesses and believes this new dividend level is consistent with the current return potential of the portfolio.”
About Annaly
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Forward-Looking Statements
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our mortgage servicing rights business; credit risks related to our investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
The Company has not performed its comprehensive closing procedures and, as a result, the Company’s estimates are preliminary and based on information currently available to management. Accordingly, investors should not place undue reliance on this preliminary information. Estimates of operating results are inherently uncertain and the Company undertakes no obligation to update this information. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information.
Contact
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com
(1) As of March 13, 2023, our estimated book value per common share was between $20.60 and $20.80 compared to $20.79 per common share at December 31, 2022. Based on 494 million common shares issued and outstanding as of March 13, 2023.